Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Zscaler, Inc. of our report dated September 13, 2018 relating to the financial statements, which appears in Zscaler, Inc.’s Annual Report on Form 10‑K for the year ended July 31, 2018.

/s/ PricewaterhouseCoopers LLP
San Jose, California
September 13, 2018